Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-214142) and Amendment No. 1 to Form F-3 (No. 333-273175) of our reports dated April 30, 2025, relating to the consolidated financial statements of TROOPS, Inc., included in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Audit Alliance LLP

Singapore

April 30, 2026